QUEST DIAGNOSTICS REPORTS SECOND QUARTER 2019 FINANCIAL RESULTS

•	Second quarter revenues of $1.95 billion, up 1.8% from 2018

•	Second quarter reported diluted earnings per share from continuing operations ("EPS") of $1.51, down 3.9% from 2018; and adjusted diluted EPS of $1.73, down 1.1% from 2018

•	Affirms outlook for full-year 2019

SECAUCUS, N.J., July 23, 2019 - Quest Diagnostics Incorporated (NYSE: DGX), the world's leading provider of diagnostic information services, announced today financial results for the second quarter ended June 30, 2019.

"Our volume growth accelerated in the second quarter due to our expanded network access, and we continued to build momentum through the first half of 2019," said Steve Rusckowski, Chairman, CEO and President. "This strong volume growth combined with our strategy to drive operational excellence helped offset the significant reimbursement pressures we are experiencing this year. We are excited by our new Preferred Lab Network status within UnitedHealthcare, which represents a multi-year opportunity that will build over time."

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change
	(dollars in millions, except per share data)
Reported:
Net revenues	$1,953	$1,919	1.8%	$3,844	$3,803	1.1%
Diagnostic Information Services revenues	$1,872	$1,835	2.0%	$3,684	$3,638	1.3%
Revenue per requisition			(2.3)%			(2.6)%
Requisition volume			4.4%			4.0%
Organic requisition volume			2.9%			2.6%
Operating income (a)	$307	$305	0.4%	$555	$577	(3.9)%
Operating income as a percentage of net revenues (a)	15.7%	15.9%	(20) bps	14.4%	15.2%	(80) bps
Income from continuing operations attributable to Quest Diagnostics (a)	$206	$219	(5.8)%	$370	$396	(6.5)%
Diluted EPS from continuing operations (a)	$1.51	$1.57	(3.9)%	$2.71	$2.84	(4.6)%
Cash provided by operations	$321	$323	(0.9)%	$596	$503	18.5%
Capital expenditures	$85	$78	9.2%	$132	$151	(12.3)%

Adjusted (b):
Operating income	$352	$362	(2.9)%	$638	$687	(7.0)%
Operating income as a percentage of net revenues	18.0%	18.9%	(90) bps	16.6%	18.1%	(150) bps
Income from continuing operations attributable to Quest Diagnostics	$237	$245	(3.2)%	$427	$456	(6.3)%
Diluted EPS from continuing operations	$1.73	$1.75	(1.1)%	$3.13	$3.27	(4.3)%

(a)
For further details impacting the year-over-year comparisons related to operating income, operating income as a percentage of net revenues, income from continuing operations attributable to Quest Diagnostics, and diluted EPS from continuing operations, see note 2 of the financial tables attached below.

(b)
Beginning in 2019, the company has changed how it presents adjusted income measures to additionally exclude amortization expense for all periods presented. We believe this presentation provides investors with additional insight to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business.

Outlook for full-year 2019

The company affirmed its outlook for full-year 2019 as follows:

Current Outlook
	Low	High
Net revenues	$7.60 billion	$7.75 billion
Net revenue increase	1%	3%
Reported diluted EPS from continuing operations (a)	Greater than $5.29
Adjusted diluted EPS	Greater than $6.40
Cash provided by operations	Approximately $1.3 billion
Capital expenditures	$350 million	$400 million

(a)
The outlook for reported diluted EPS from continuing operations was updated to greater than $5.29 from the previous outlook of greater than $5.16 due to the impact of special items in the second quarter. For a reconciliation of adjusted diluted EPS to reported diluted EPS from continuing operations, see note 5 to the financial tables attached below.

Note on Non-GAAP Financial Measures

As used in this press release the term “reported” refers to measures under the accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP operating performance measures that exclude special items such as restructuring and integration charges, amortization expense, excess tax benefit ("ETB") associated with stock-based compensation and other items.

Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The additional tables attached below include reconciliations of non-GAAP adjusted measures to GAAP measures.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today.  The conference call can be accessed by dialing 888-455-0391 within the U.S. and Canada, or 773-756-0467 internationally, passcode: Investor; or via live webcast on the company's website at www.QuestDiagnostics.com/investor. The company suggests participants dial in approximately 10 minutes before the call.

A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or by phone at 800-871-1320 for domestic callers or 402-280-1688 for international callers. No passcode is required. Telephone replays will be available from approximately 10:30 a.m. Eastern Time on July 23, 2019 until midnight Eastern Time on August 6, 2019. Anyone listening to the call is encouraged to read the company's periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics

Quest Diagnostics empowers people to take action to improve health outcomes.  Derived from the world’s largest database of clinical lab results, our diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve health care management.  Quest annually serves one in three adult Americans and half the physicians and hospitals in the United States, and our 46,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives. www.QuestDiagnostics.com.

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

For further information: Denny Moynihan, Quest Diagnostics (Media): 973-520-2800, Shawn Bevec, Quest Diagnostics (Investors): 973-520-2900

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

ADDITIONAL TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2019 and 2018
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net revenues	$1,953	$1,919	$3,844	$3,803

Operating costs and expenses and other operating income:
Cost of services	1,265	1,243	2,509	2,469
Selling, general and administrative	362	351	746	714
Amortization of intangible assets	25	22	49	44
Other operating income, net	(6)	(2)	(15)	(1)
Total operating costs and expenses, net	1,646	1,614	3,289	3,226

Operating income	307	305	555	577

Other income (expense):
Interest expense, net	(45)	(42)	(89)	(83)
Other income (expense), net	3	1	12	(1)
Total non-operating expenses, net	(42)	(41)	(77)	(84)

Income from continuing operations before income taxes and equity in earnings of equity method investees	265	264	478	493
Income tax expense	(63)	(42)	(113)	(94)
Equity in earnings of equity method investees, net of taxes	17	11	30	23
Income from continuing operations	219	233	395	422
Income from discontinued operations, net of taxes	20	—	20	—
Net income	239	233	415	422
Less: Net income attributable to noncontrolling interests	13	14	25	26
Net income attributable to Quest Diagnostics	$226	$219	$390	$396

Amounts attributable to Quest Diagnostics' common stockholders:
Income from continuing operations	$206	$219	$370	$396
Income from discontinued operations, net of taxes	20	—	20	—
Net income	$226	$219	$390	$396

Earnings per share attributable to Quest Diagnostics’ common stockholders - basic:
Income from continuing operations	$1.52	$1.60	$2.74	$2.90
Income from discontinued operations	0.15	—	0.15	—
Net income	$1.67	$1.60	$2.89	$2.90

Earnings per share attributable to Quest Diagnostics' common stockholders - diluted:
Income from continuing operations	$1.51	$1.57	$2.71	$2.84
Income from discontinued operations	0.15	—	0.15	—
Net income	$1.66	$1.57	$2.86	$2.84

Weighted average common shares outstanding:
Basic	135	136	134	136
Diluted	136	139	136	139

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
June 30, 2019 and December 31, 2018
(in millions, except per share data)
(unaudited)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$273	$135
Accounts receivable, net	1,088	1,012
Inventories	105	99
Prepaid expenses and other current assets	100	144
Total current assets	1,566	1,390
Property, plant and equipment, net	1,307	1,288
Operating lease right-of-use assets	511	—
Goodwill	6,605	6,563
Intangible assets, net	1,172	1,207
Investment in equity method investees	458	436
Other assets	141	119
Total assets	$11,760	$11,003

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$951	$1,021
Current portion of long-term debt	807	464
Current portion of long-term operating lease liabilities	146	—
Total current liabilities	1,904	1,485
Long-term debt	3,169	3,429
Long-term operating lease liabilities	413	—
Other liabilities	689	745
Redeemable noncontrolling interest	76	77
Stockholders’ equity:
Quest Diagnostics stockholders’ equity:
Common stock, par value $0.01 per share; 600 shares authorized as of both June 30, 2019 and December 31, 2018; 217 shares issued as of both June 30, 2019 and December 31, 2018	2	2
Additional paid-in capital	2,686	2,667
Retained earnings	7,849	7,602
Accumulated other comprehensive loss	(58)	(59)
Treasury stock, at cost; 82 shares as of both June 30, 2019 and December 31, 2018	(5,020)	(4,996)
Total Quest Diagnostics stockholders’ equity	5,459	5,216
Noncontrolling interests	50	51
Total stockholders’ equity	5,509	5,267
Total liabilities and stockholders’ equity	$11,760	$11,003

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2019 and 2018
(in millions)
(unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$415	$422
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	165	151
Provision for doubtful accounts	5	—
Deferred income tax provision	13	39
Stock-based compensation expense	32	34
Other, net	(33)	18
Changes in operating assets and liabilities:
Accounts receivable	(81)	(127)
Accounts payable and accrued expenses	27	(64)
Income taxes payable	15	(7)
Other assets and liabilities, net	38	37
Net cash provided by operating activities	596	503

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(56)	(165)
Capital expenditures	(132)	(151)
Increase in investments and other assets	(14)	(14)
Net cash used in investing activities	(202)	(330)

Cash flows from financing activities:
Proceeds from borrowings	1,484	1,520
Repayments of debt	(1,448)	(1,553)
Purchases of treasury stock	(103)	(50)
Exercise of stock options	66	71
Employee payroll tax withholdings on stock issued under stock-based compensation plans	(16)	(20)
Dividends paid	(143)	(129)
Distributions to noncontrolling interest partners	(27)	(28)
Contributions from noncontrolling interest partners	—	4
Other financing activities, net	(69)	7
Net cash used in financing activities	(256)	(178)

Net change in cash and cash equivalents and restricted cash	138	(5)
Cash and cash equivalents and restricted cash, beginning of period	135	137
Cash and cash equivalents and restricted cash, end of period	$273	$132

Cash and cash equivalents	$273	$132
Restricted cash	—	—
Cash and cash equivalents and restricted cash, end of period	$273	$132

Cash paid during the period for:
Interest	$91	$86
Income taxes	$83	$41

Notes to Financial Tables

1)	The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Income from continuing operations	$206	$219	$370	$396
Income from discontinued operations, net of taxes	20	—	20	—
Net income attributable to Quest Diagnostics’ common stockholders	$226	$219	$390	$396

Income from continuing operations	$206	$219	$370	$396
Less: earnings allocated to participating securities	—	—	1	1
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$206	$219	$369	$395

Weighted average common shares outstanding - basic	135	136	134	136
Effect of dilutive securities:
Stock options and performance share units	1	3	2	3
Weighted average common shares outstanding - diluted	136	139	136	139

Earnings per share attributable to Quest Diagnostics' common stockholders - basic:
Income from continuing operations	$1.52	$1.60	$2.74	$2.90
Income from discontinued operations	0.15	—	0.15	—
Net income	$1.67	$1.60	$2.89	$2.90

Earnings per share attributable to Quest Diagnostics' common stockholders - diluted:
Income from continuing operations	$1.51	$1.57	$2.71	$2.84
Income from discontinued operations	0.15	—	0.15	—
Net income	$1.66	$1.57	$2.86	$2.84

2)	The following tables reconcile reported GAAP results to non-GAAP adjusted results:

	Three Months Ended June 30, 2019 (dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (c)	Equity in earnings of equity method investees, net of taxes	Income from continuing operations attributable to Quest Diagnostics	Diluted EPS from continuing operations
As reported	$307	15.7%	$(63)	$17	$206	$1.51
Restructuring and integration charges (a)	26	1.3	(7)	—	19	0.14
Other (b)	(6)	(0.3)	—	—	(6)	(0.04)
Amortization expense	25	1.3	(7)	5	23	0.16
ETB	—	—	(5)	—	(5)	(0.04)
As adjusted	$352	18.0%	$(82)	$22	$237	$1.73

	Six Months Ended June 30, 2019 (dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (c)	Equity in earnings of equity method investees, net of taxes	Income from continuing operations attributable to Quest Diagnostics	Diluted EPS from continuing operations
As reported	$555	14.4%	$(113)	$30	$370	$2.71
Restructuring and integration charges (a)	48	1.3	(13)	—	35	0.26
Other (b)	(14)	(0.4)	(1)	—	(15)	(0.10)
Amortization expense	49	1.3	(14)	10	45	0.32
ETB	—	—	(8)	—	(8)	(0.06)
As adjusted	$638	16.6%	$(149)	$40	$427	$3.13

	Three Months Ended June 30, 2018 (dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (c)	Equity in earnings of equity method investees, net of taxes	Income from continuing operations attributable to Quest Diagnostics	Diluted EPS from continuing operations
As reported	$305	15.9%	$(42)	$11	$219	$1.57
Restructuring and integration charges (a)	25	1.3	(6)	—	19	0.13
Other (b)	10	0.5	(3)	—	7	0.05
Amortization expense	22	1.2	(6)	4	20	0.14
ETB	—	—	(5)	—	(5)	(0.04)
Certain income tax benefits (d)	—	—	(15)	—	(15)	(0.10)
As adjusted	$362	18.9%	$(77)	$15	$245	$1.75

	Six Months Ended June 30, 2018 (dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (c)	Equity in earnings of equity method investees, net of taxes	Income from continuing operations attributable to Quest Diagnostics	Diluted EPS from continuing operations
As reported	$577	15.2%	$(94)	$23	$396	$2.84
Restructuring and integration charges (a)	56	1.5	(14)	—	42	0.30
Other (b)	10	0.2	(3)	—	7	0.05
Amortization expense	44	1.2	(13)	8	39	0.28
ETB	—	—	(13)	—	(13)	(0.10)
Certain income tax benefits (d)	—	—	(15)	—	(15)	(0.10)
As adjusted	$687	18.1%	$(152)	$31	$456	$3.27

(a)
For the three and six months ended June 30, 2019, represents costs primarily associated with systems conversions and integration incurred in connection with further restructuring and integrating our business. For the three and six months ended June 30, 2018, represents costs primarily associated with workforce reductions, systems conversions and integration incurred in connection with further restructuring and integrating our business. The following table summarizes the pre-tax impact of restructuring and integration charges on the company's consolidated statements of operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(dollars in millions)
Cost of services	$11	$14	$22	$26
Selling, general and administrative	15	11	26	29
Other operating income, net	—	—	—	1
Operating income	$26	$25	$48	$56

(b)
For the three months ended June 30, 2019, the pre-tax impact primarily represents a gain associated with the decrease in the fair value of the contingent consideration accrual associated with our ReproSource, Inc. acquisition. For the six months ended June 30, 2019, the pre-tax impact primarily represents a gain associated with an insurance claim for hurricane related losses, and a gain associated with the decrease in the fair value of the contingent consideration accrual associated with our ReproSource, Inc. acquisition partially offset by non-cash asset impairment charges. For the three and six months ended June 30, 2018, the pre-tax impact primarily represents costs incurred related to certain legal matters partially offset by a gain associated with an insurance claim for hurricane related losses. The following table summarizes the pre-tax impact of these other items on the company's consolidated statements of operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(dollars in millions)
Cost of sales	$—	$11	$—	$11
Selling, general and administrative	—	—	1	—
Other operating income, net	(6)	(1)	(15)	(1)
Operating income	$(6)	$10	$(14)	$10

(c)
For restructuring and integration charges, other items and amortization expense, income tax impacts, where recorded, were primarily calculated using combined tax rates of 25.5% for both 2019 and 2018. For the gain associated with an insurance claim for hurricane related losses in 2019, there was no net income tax expense as the company is able to utilize net operating loss carryforwards for which a valuation allowance had previously been established. For the gain in 2019 associated with the decrease in the fair value of the contingent consideration accrual associated with our ReproSource, Inc. acquisition, there was no net income tax expense as the gain is non-taxable.

(d)
Represents an income tax benefit associated with a change in a tax return accounting method that enabled the company to accelerate the deduction of certain expenses on its 2017 tax return at the federal corporate statutory tax rate in effect during 2017.

3)
Discontinued operations, net of taxes, for the three and six months ended June 30, 2019 includes discrete tax benefits of $20 million associated with the favorable resolution of certain tax contingencies related to Nichols Institute Diagnostics, a test kit manufacturing subsidiary whose operations were discontinued in 2006.

4)
For the three months ended June 30, 2019, the company repurchased 0.5 million shares of its common stock for $50 million. For the six months ended June 30, 2019, the company repurchased 1.1 million shares of its common stock for $100 million. As of June 30, 2019, $0.5 billion remained available under the company’s share repurchase authorizations.

5)
The outlook for adjusted diluted EPS represents management’s estimates for the full-year 2019 before the impact of special items, including ETB and amortization expense. Further impacts to earnings related to special items may occur throughout 2019. Additionally, the amount of ETB is dependent upon employee stock option exercises and the company's stock price, which are difficult to predict. The following table reconciles our 2019 outlook for adjusted diluted EPS to the corresponding amounts determined under GAAP:

Diluted earnings per common share from continuing operations	$5.29
Restructuring and integration charges (a)	0.65
Other	(0.10)
Amortization expense (b)	0.62
ETB	(0.06)
Adjusted diluted EPS	$6.40

(a)
Represents estimated full-year pre-tax charges of $118 million primarily associated with systems conversions and integration costs incurred in connection with further restructuring and integrating our business. Income tax benefits were calculated using a combined tax rate of 25.5%.

(b)	Represents the estimated impact of amortization expense for 2019 on the calculation of adjusted diluted EPS. Amortization expense used in the calculation is as follows (dollars in millions):

Amortization of intangible assets	$98
Amortization expense included in equity in earnings of equity method investees, net of taxes	15
Total pre-tax amortization expense	$113

Total amortization expense, net of an estimated tax benefit using a combined tax rate of 25.5%	$84